Exhibit 3(c)

CERTIFICATE OF FORMATION

OF

TXU ASSET SERVICES COMPANY LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (“the Act”) to form a limited liability company under the Act.

FIRST: The name of the limited liability company is TXU Asset Services Company LLC (the “Company”).

SECOND: The Company’s registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The Company does not have managers and the business and affairs of the Company shall be managed by or under the direction of its member. The Company shall be a separate, independent entity from its member.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14 day of June, 2006.

TXU ASSET SERVICES COMPANY LLC

By:	/s/ DON CLEVENGER
Name:	Don Clevenger
Title:	Authorized Person

CERTIFICATE OF MERGER

OF

TXU ASSET SERVICES GROUP INVESTMENT COMPANY LLC

TXU ASSET SERVICES GROUP MANAGEMENT COMPANY LLC

INFRASTRUX ENERGY SERVICES BPL LP

WITH AND INTO

TXU ASSET SERVICES COMPANY LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act and Section 17-211 of the Delaware Limited Partnership Act, the undersigned hereby execute the following Certificate of Merger:

1.	The names of the entities participating in the merger and their respective jurisdictions of formation are as follows:

Name of Entity	Type of Entity	State
TXU Asset Services Company LLC	limited liability company	Delaware
TXU Asset Services Group Investment Company LLC	limited liability company	Delaware
TXU Asset Services Group Management Company LLC	limited liability company	Delaware
InfrastruX Energy Services BPL LP	limited partnership	Delaware

2.	The name of the surviving entity is TXU Asset Services Company LLC (the “Survivor”), with its name being amended to be “InfrastuX Energy Services BPL LLC.”

3.	The merger will amend the Certificate of Formation of the Survivor to change its name to “InfrastuX Energy Services BPL LLC.” The merger will terminate the Certificate of Formation and the Certificate of Limited Partnership of the other parties to the merger.

4.	An Agreement and Plan of Merger (the “Plan of Merger”) has been approved and executed by each of the parties to the merger. The executed Plan of Merger is on file at 1601 Bryan St., Dallas, Texas 75201, the principal place of business of the Survivor. A copy of the Plan of Merger will be furnished by the Survivor, on written request and without cost, to any member or partner of the parties to the merger.

5.	The Plan of Merger was duly authorized by all actions required by the laws under which the parties thereto were formed and by their governing documents.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Certificate of Merger as of October 4, 2007.

TXU ASSET SERVICES COMPANY LLC		TXU ASSET SERVICES GROUP MANAGEMENT COMPANY LLC

By:	/s/ JARED S. RICHARDSON	By:	/s/ JARED S. RICHARDSON
Name:	Jared S. Richardson	Name:	Jared S. Richardson
Title:	Assistant Secretary	Title:	Assistant Secretary

TXU ASSET SERVICES GROUP INVESTMENT COMPANY LLC		INFRASTRUX ENERGY SERVICES BPL

By:	/s/ DIANE J. KUBIN	By:	/s/ JARED S. RICHARDSON
Name:	Diane J. Kubin	Name:	Jared S. Richardson
Title:	Assistant Secretary	Title:	Assistant Secretary of its General Partner

CERTIFICATE OF MERGER

OF

ENERGY FUTURE INTERMENDIATE HOLDING COMPANY LLC

WITH AND INTO

INFRASTRUX ENERGY SERVICES BPL LLC

Pursuant to Section 18-209 of the Delaware Limited Liability Company Act, the undersigned hereby execute the following Certificate of Merger:

1.	The names of the entities participating in the merger and their respective jurisdictions of formation are as follows:

Name of Entity	Type of Entity	State
InfrastruX Energy Services BPL LLC	limited liability company	Delaware

Energy Future Intermediate Holding Company LLC	limited liability company	Delaware

2.	InfrastruX Energy Services BPL LLC will be the surviving entity (the “Survivor”), with its name being amended to be “Energy Future Intermediate Holding Company LLC.”

3.	The merger will amend the Certificate of Formation to change its name to “Energy Future Intermediate Holding Company LLC.” The merger will terminate the Certificate of Formation of the other party.

4.	An Agreement and Plan of Merger (the “Plan of Merger”) has been approved and executed by each of the parties to the merger. The executed Plan of Merger is on file at 1601 Bryan St., Dallas, Texas 75201, the principal place of business of the Survivor. A copy of the Plan of Merger will be furnished by the Survivor, on written request and without cost, to any member of the parties to the merger.

5.	The Plan of Merger was duly authorized by all actions required by the laws under which the parties thereto were formed and by their governing documents.

IN WITNESS WHEREOF, the parties hereto have executed this Certificate of Merger as of July 8, 2008.

INFRASTRUX ENERGY SERVICES BPL LLC	ENERGY FUTURE INTERMEDIATE HOLDING COMPANY

/s/ JARED S. RICHARDSON	/s/ ANTHONY R. HORTON
Jared S. Richardson	Anthony R. Horton
Secretary	Treasurer

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF FORMATION OF

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

Energy Future Intermediate Holding Company LLC, a limited liability company organized and existing under and by virtue of the Delaware Limited Liability Company Act (the “Company”), does hereby certify:

1.	The present name of the Company is Energy Future Intermediate Holding Company LLC.

2.	The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on June 14, 2006 (the “Certificate of Formation”).

3.	This Certificate of Amendment of the Certificate of Formation amends the Certificate of Formation by deleting the Third Article thereof in its entirety.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 8th day of July, 2008.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Jared S. Richardson
Name:	Jared S. Richardson
Title:	Secretary